Third Quarter 2016 THIRD QUARTER 2016 RESULTS November 3, 2016

Third Quarter 20162 FORWARD LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballet initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. We present “gross margin” per diluted share of common stock. Gross margin refers to operating revenues less fuel and purchased power expenses. Gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). We view gross margin as an important performance measure of the core profitability of our operations. We refer to “on-going earnings” in this presentation, which is also a non-GAAP financial measure. We also provide a reconciliation to show the impacts associated with certain regulatory adjustments. We believe on-going earnings and these adjustments included in the reconciliation provide investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis. Investors should note that these non-GAAP financial measures may involve judgments by management, including whether an item is classified as an unusual item. These measures are key components of our internal financial reporting and are used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses.

Third Quarter 20163 CONSOLIDATED EPS COMPARISON 2016 VS. 2015 $2.35 $2.30 2016 2015 3rd Quarter GAAP Net Income $2.35 $2.30 3rd Quarter On-Going Earnings $3.47 $3.55 2016 2015 Year-to-Date GAAP Net Income $3.47 $3.55 Year-to-Date On-Going Earnings

Third Quarter 20164 Gross Margin(1),(2) $0.02 ON-GOING EPS VARIANCES 3RD QUARTER 2016 VS. 3RD QUARTER 2015 Interest, net of AFUDC $0.02 (1) Excludes costs and offsetting operating revenues, associated with renewable energy (excluding AZ Sun) and demand side management programs. (2) Excludes Palo Verde system benefits charge. See non-GAAP reconciliation. 3Q 2015 3Q 2016 Gross Margin Weather $(0.09) Sales $0.02 LFCR $0.05 Transmission $0.04 $2.30 $2.35D&A(2) $0.01 Other, net $(0.01) Other Taxes $0.01

Third Quarter 20165 ECONOMIC INDICATORS Arizona and Metro Phoenix remain attractive places to live and do business Single Family & Multifamily Housing Permits Maricopa County Above-average job growth in construction, financial services and wholesale trade sectors Arizona ranked 1st for projected job growth - Forbes September 2015 E Metro Phoenix growth rate 3rd fastest among top 15 metro areas - U.S. Census Bureau March 2016 Housing construction on pace to have its best year since 2007 Vacancy rates in office and retail space have fallen to pre-recessionary levels 0% 5% 10% 15% 20% 25% '07 '08 '09 '10 '11 '12 '13 '14 '15 16 Nonresidential Building Vacancy – Metro Phoenix Vacancy Rate Office Retail Industrial 3Q 0 10,000 20,000 30,000 40,000 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 Single Family Multifamily

Third Quarter 20166 2016 ON-GOING EPS GUIDANCE Key Factors & Assumptions as of November 3, 2016 2016 Electricity gross margin* (operating revenues, net of fuel and purchased power expenses) $2.34 – $2.39 billion • Retail customer growth about 1.5-2.5% • Weather-normalized retail electricity sales volume about 0-1.0% to prior year taking into account effects of customer conservation, energy efficiency and distributed renewable generation initiatives • Assumes normal weather Operations and maintenance* $825 - $845 million Other operating expenses (depreciation and amortization including impacts related to Palo Verde sale leaseback, and taxes other than income taxes) $645 - $665 million Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC $50 million) $155 - $165 million Net income attributable to noncontrolling interests ~$20 million Effective tax rate 34-35% Average diluted common shares outstanding ~112.0 million On-Going EPS Guidance $3.90 - $4.10 * Excludes O&M of $83 million, and offsetting revenues, associated with renewable energy and demand side management programs.

Third Quarter 2016 APPENDIX

Third Quarter 20168 DIVIDEND GROWTH Pinnacle West’s indicated annual dividend is $2.62 per share; targeting ~5% annual dividend growth $2.10 $2.18 $2.27 $2.38 $2.50 $2.62 2011 2012 2013 2014 2015 2016 2017 2018 Dividend Growth Goal Indicated Annual Dividend Rate at Year-End Projected Future dividends subject to declaration at Board of Directors’ discretion.

Third Quarter 20169 RATE BASE APS’s revenues come from a regulated retail rate base and meaningful transmission business $6.5 $8.3 $1.4 $1.8 2015 2016 2017 2018 2019 APS Rate Base Growth Year-End ACC FERC Total Rate Base Projected Most Recent Rate Decisions ACC - Proposed FERC Rate Effective Date 7/1/2017 6/1/2016 Test Year Ended 12/31/2015* 12/31/2015 Rate Base $6.8B $1.4B Equity Layer 56% 56% Allowed ROE 10.5% 10.75% *Adjusted to include post test-year plant in service through 6/30/2017 83% 17% Generation & Distribution Transmission Rate base $ in billions, rounded

Third Quarter 201610 $263 $223 $220 $279 $66 $77 $234 $117 $44 $224 $197 $103 $58 $104 $1 $1 $201 $136 $211 $136 $340 $380 $399 $411 $85 $89 $75 $77 2015 2016 2017 2018 CAPITAL EXPENDITURES Capital expenditures are funded primarily through internally generated cash flow ($ Millions) $1,233 $1,337 Other Distribution Transmission Renewable Generation Environmental(1) Traditional Generation Projected $1,124 New Gas Generation(2) $1,057 • The table does not include capital expenditures related to 4CA’s 7% interest in Four Corners Units 4 and 5 of $3 million in 2015, $30 million in 2016 and $27 million in 2017. • 2016 – 2018 as disclosed in Third Quarter 2016 Form 10-Q. (1) Includes Selective Catalytic Reduction controls at Four Corners with in-service dates of Q4 2017 (Unit 5) and Q1 2018 (Unit 4) (2) Ocotillo Modernization Project: 2 units scheduled for completion in Q4 2018, 3 units schedule for completion in Q1 2019

Third Quarter 201611 OPERATIONS & MAINTENANCE OUTLOOK Goal is to keep O&M per kWh flat, adjusted for planned outages $754 $761 $788 $805 $772 $150 $124 $137 $103 $96 $83 2011 2012 2013 2014 2015 2016E PNW Consolidated RES/DSM* *Renewable energy and demand side management expenses are offset by adjustment mechanisms. ($ Millions) $825 - $845

Third Quarter 201612 Credit Ratings • A- rating or better at S&P, Moody’s and Fitch 2016 Major Financing Activities • $250 million 10-year 2.55% APS senior unsecured notes issued September 2016 • $350 million 30-year 3.75% APS senior unsecured notes issued May 2016 • $100 million term loan closed April 2016 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. BALANCE SHEET STRENGTH $50 $600 $250 $125 $- $100 $200 $300 $400 $500 $600 2017 2018 2019 2020 APS PNW ($Millions) Debt Maturity Schedule

FINANCIAL OUTLOOK

Key Factors & Assumptions as of November 3, 2016

Gross Margin – Customer Growth and Weather (2016-2018)

Assumption	Impact
Retail customer growth	• Expected to average about 2-3% annually • Modestly improving Arizona and U.S. economic conditions
Weather-normalized retail electricity sales volume growth	• About 0.5-1.5% after customer conservation and energy efficiency and distributed renewable generation initiatives

Gross Margin – Related to 2012 Retail Rate Settlement

Assumption	Impact
AZ Sun Program	• Additions to flow through RES until next base rate case • First 50 MW of AZ Sun is recovered through base rates
Lost Fixed Cost Recovery (LFCR)	• Offsets 30-40% of revenues lost due to ACC-mandated energy efficiency and distributed renewable generation initiatives
Environmental Improvement Surcharge (EIS)	• Assumed to recover up to $5 million annually of carrying costs for government-mandated environmental capital expenditures
Power Supply Adjustor (PSA)	• 100% recovery as of July 1, 2012
Transmission Cost Adjustor (TCA)	• TCA is filed each May and automatically goes into rates effective June 1 • Beginning July 1, 2012 following conclusion of the regulatory settlement, transmission revenue is accrued each month as it is earned.
Four Corners Acquisition	• Four Corners rate increase effective January 1, 2015

Potential Property Tax Deferrals (2012 retail rate settlement): Assume 60% of property tax increases relate to tax rates, therefore, will be eligible for deferrals (Deferral rates: 50% in 2013; 75% in 2014 and thereafter)

Outlook Through 2016: Goal of earning more than 9.5% Return on Equity (earned Return on Equity based on average Total Shareholder's Equity for PNW consolidated, weather-normalized)

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Third Quarter 201614 2016 KEY DATES ACC Key Dates / Docket # Q1 Q2 Q3 Q4 Key Recurring Regulatory Filings Lost Fixed Cost Recovery E-01345A-11-0224 Jan 15 Transmission Cost Adjustor E-01345A-11-0224 May 15 Renewable Energy Adjustor E-01345A-16-0238 Jul 1 2017 DSM Implementation Plan E-01345A-16-0176 Nov 18: Workshop Dec 1: File energy storage plan APS Rate Case E-01345A-16-0036 Jan 29: NOI Filing Jun 1: Initial filing Dec 21: Direct Testimony Resource Planning and Procurement E-00000V-15-0094 Feb 9: Stakeholder Mtg. Mar 1: Prelim IRP filed Jul 18: Prelim IRP Workshop Sep 30: Update to Prelim IRP* Reducing System Peak Demand Costs E-00000J-16-0257 Aug 4: Initial workshop TBD: Second workshop Value and Cost of Distributed Generation E-00000J-14-0023 Feb 25: DG Methodologies & Supporting Testimony Apr 7: Rebuttal Testimony and Alternate Proposal Apr 15: Pre-hearing Apr 18: Hearing Jun 8-9 Hearing Jun 13: Responses Jul: Initial Briefs Aug 5: Reply Briefs Oct 7: ALJ ROO Dec 13: Scheduled for Consideration at ACC Open Meeting Review, Modernization and Expansion of Arizona Renewable Energy Standards E-00000Q-16-0289 TBD TBD ACC Open Meetings ACC Open Meetings Held Monthly * April 2017: Final IRP due Other K y Dates Q1 Q2 Q3 Q4 Arizona State Legislature In session Jan 11- May 7 (Adjourned) Elections Aug 30: Primary Nov 8: General All Source Request for Proposal (RFP) Mar 11: RFP Issued Jun 9: Responses Due TBD

Third Quarter 201615 ARIZONA ELECTRIC UTILITIES GENERAL RATE CASES UNS Electric (93,000 customers) Docket # E-04204A-15-0142 Application Filed May 5, 2015 Hearing (Mar 1 – 24, 2016) Decision in Phase One (Decision No. 75697, Aug 18, 2016) UNSE Customer Education Plan on Rates – Due Sep 30, 2016 Phase Two (Net Metering Issues) Testimony – Expected Dec 2016 Phase Two Hearing – Expected Jan 2017 (if necessary) Phase Two Decision – Expected Mar 2017 Tucson Electric Power Company (415,000 customers) Docket # E-01933A-15-0322 Application Filed Nov 5, 2015 Intervenor and Staff Direct Testimony (Jun 2016) Rebuttal Testimony (Jul 25, 2016) Non-unanimous Revenue Requirement Settlement Filed (Aug 15, 2016) Settlement Direct Testimony (Aug 25, 2016) Settlement Reply Testimony (Sep 1, 2016) Hearing Begins (Sep 8, 2016) Phase One Decision – Expected Dec 2016 Phase Two (Net Metering Issues) Testimony – Expected Dec 2016 Phase Two Hearing – To Be Scheduled Sulphur Springs Valley Electric Cooperative (58,000 customers) Docket # E-01575A-15-0312 Application Filed Aug 31, 2015 Direct Testimony - Ex Rate Design, Cost of Service (Mar 18, 2016) Direct Testimony - Rate Design, Cost of Service (Apr 1, 2016) Rebuttal Testimony (Apr 15, 2016) Surrebuttal Testimony (May 4, 2016) Rejoinder (May 11, 2016) Prehearing (May 13, 2016) Hearing (May 17, 2016) – Concluded May 27 ALJ Recommended Order (Oct 12, 2016) Decision Expected at October ACC Open Meeting (Oct 27, 2016) Trico Electric Cooperative (38,000 customers) Docket # E-01461A-15-0363 Application Filed Oct 23, 2015 Direct Testimony - Ex Rate Design, Cost of Service (May 4, 2016) Direct Testimony - Rate Design, Cost of Service (May 25, 2016) Rebuttal Testimony (Jun 22, 2016) Surrebuttal Testimony (Jul 8, 2016) Non-unanimous Revenue Requirement Settlement (Jul 8, 2016) Direct Settlement Testimony (Jul 29, 2016) Reply Settlement Testimony (Aug 12, 2016) Hearing (Aug 17, 2016) Decision Expected December 2016

Third Quarter 201616 2016 APS RATE CASE APPLICATION • Filed June 1, 2016 • Propose new rates go into effect on July 1, 2017 • Docket Number: E-01345A-16-0036 • Additional details, including filing, can be found at http://www.azenergyfuture.com/rate-review/ Procedural Schedule Staff and Intervenor Direct Testimony (ex rate design) Staff and Intervenor Direct Testimony (rate design) APS Rebuttal Testimony Staff and Intervenor Surrebuttal Testimony Prehearing Conference APS Rejoinder Testimony Proposed Hearing Commencement Date December 21, 2016 January 27, 2017 February 17, 2017 March 10, 2017 March 13, 2017 March 17, 2017 March 22, 2017

Third Quarter 201617 2016 RATE CASE KEY FINANCIALS APS has requested a rate increase to become effective July 1, 2017 Test year ended December 31, 2015 Total Rate Base - Adjusted $8.01 Billion ACC Rate Base - Adjusted $6.77 Billion Allowed Return on Equity 10.5% Capital Structure Long-term debt 44.2% Common equity 55.8% Base Fuel Rate (¢/kWh) 2.9882 Post-test year plant period 18 months Overview of Rate Increase ($ in Millions) Total stated base rate increase (inclusive of existing adjustor transfers) $ 433.4 15.00% Less: Transfer to base rates of various adjustors already in effect (267.5) (9.26) Net Customer Bill Impact $ 165.9 5.74%

Third Quarter 201618 2016 RATE CASE KEY FINANCIALS APS has requested a rate increase to become effective July 1, 2017 Overview of Rate Increase ($ in Millions) – Key Components Post-Test Year Plant Additions $ 98.1 Fair Value Increment 51.9 ROE Increase from 10.0% to 10.5% 29.3 Increase due to Changes in Depreciation Schedules 81.4 Decrease Fuel and Purchased Power over Base Rates (61.7) Decrease in Other Costs (33.1) Total Base Rate Increase $ 165.9

Third Quarter 201619 249 357 339 442 610 710 641 783 871 939 523 836 487 681 833 717 1159 1162 1353 1146 1005 1196 1087 1178 1170 777 1290 1031 1357 1547 1520 2315 1888 0 250 500 750 1000 1250 1500 1750 2000 2250 2500 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2014 Applications 2015 Applications 2016 Applications * Monthly data equals applications received minus cancelled applications. As of September 30, 2016, over 49,000 residential grid-tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling 380 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site, but are not included in the chart above. RESIDENTIAL PV APPLICATIONS* 10 18 22 44 51 57 74 99 2009 2011 2013 2015 2016 Residential DG (MWdc) Annual Additions YTD

Third Quarter 201620 (8) (4) (1) 5 (5) 13 (17) $(20) $(15) $(10) $(5) $0 $5 $10 $15 Q1 Q2 Q3 Q4 Q1 Q2 Q3 GROSS MARGIN EFFECTS OF WEATHER VARIANCES VS. NORMAL Pretax Millions All periods recalculated to current 10-year rolling average (2005-2014) 2015 $(8) Million 2016 $(9) Million

Third Quarter 201621 12 7 11 11 8 4 7 11 14 18 12 12 15 18 $0 $10 $20 $30 $40 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Renewable Energy Demand Side Management RENEWABLE ENERGY AND DEMAND SIDE MANAGEMENT EXPENSES* * O&M expenses related to renewable energy and demand side management programs are partially offset by comparable revenue amounts Pretax Millions 2015 $96 Million 2016 $64 Million

Third Quarter 201622 NON-GAAP MEASURE RECONCILIATION $ millions pretax, except per share amounts 2016 2015 Operating revenues* 1,167$ 1,199$ Fuel and purchased power expenses* (336) (364) Gross margin 831 835 (0.02)$ Adjustments: Renewable energy (excluding AZ Sun) and demand side management programs (20) (24) 0.02 Palo Verde system benefits charge 4 - 0.02 Adjusted gross margin 815$ 811$ 0.02$ Depreciation and amortization* (120)$ (126)$ 0.03$ Adjustments: Palo Verde system benefits charge - (4) (0.02) Adjusted depreciation and amortization (120)$ (122)$ 0.01$ * Line items from Consolidated Statements of Income Three Months Ended September 30, EPS Impact

QUARTERLY CONSOLIDATED STATISTICS

	3 Months Ended September 30,			9 Months Ended September 30,		
	2016	2015	Incr (Decr)	2016	2015	Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 647	$ 657	$ (10)	$ 1,398	$ 1,375	$ 23
Business	480	486	(6)	1,244	1,235	9
Total Retail	1,127	1,143	(16)	2,642	2,610	32
Sales for Resale (Wholesale)	24	46	(22)	64	109	(45)
Transmission for Others	8	12	(4)	21	27	(6)
Other Miscellaneous Services	7	(3)	10	26	13	13
Total Electric Operating Revenues	$ 1,166	$ 1,198	$ (32)	$ 2,753	$ 2,759	$ (6)
ELECTRIC SALES (GWH)						
Retail						
Residential	4,703	4,834	(131)	10,524	10,393	131
Business	4,298	4,365	(67)	11,367	11,346	21
Total Retail	9,001	9,199	(198)	21,891	21,739	152
Sales for Resale (Wholesale)	784	1,500	(716)	2,722	3,983	(1,261)
Total Electric Sales	9,785	10,699	(914)	24,613	25,722	(1,109)
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	4,849	4,880	(31)	10,650	10,639	11
Business	4,337	4,315	22	11,335	11,278	57
Total Retail Sales	9,186	9,195	(9)	21,985	21,917	68
Retail sales (GWH) (% over prior year)	(0.1)%	2.1%	(2.2)%	0.3%	0.9%	(0.6)%
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,059,173	1,043,551	15,622	1,060,181	1,044,927	15,254
Business	131,877	130,628	1,249	131,537	130,391	1,146
Total Retail	1,191,050	1,174,179	16,871	1,191,718	1,175,318	16,400
Wholesale Customers	49	46	3	46	47	(1)
Total Customers	1,191,099	1,174,225	16,874	1,191,764	1,175,365	16,399
Total Customer Growth (% over prior year)	1.4%	1.3%	0.1%	1.4%	1.2%	0.2%
RETAIL USAGE - WEATHER NORMALIZED (KWh/ Average Customer)						
Residential	4,578	4,676	(98)	10,045	10,182	(137)
Business	32,889	33,035	(146)	86,170	86,491	(321)

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Third Quarter 201624 QUARTERLY CONSOLIDATED STATISTICS 2016 2015 Incr (Decr) 2016 2015 Incr (Decr) WEATHER INDICATORS - RESIDENTIAL Actual Cooling Degree-Days 1,160 1,265 (105) 1,663 1,749 (86) Heating Degree-Days - - - 397 254 143 Average Humidity 31% 33% (2)% 27% 29% (2)% 10-Year Averages (2005 - 2014) Cooling Degree-Days 1,236 1,236 - 1,727 1,727 - Heating Degree-Days - - - 489 489 - Average Humidity 30% 30% - 24% 24% - ENERGY SOURCES (GWH) Generation Production Nuclear 2,417 2,535 (118) 7,108 7,262 (154) Coal 1,680 3,163 (1,483) 4,311 8,300 (3,989) Gas, Oil and Other 2,732 2,408 324 6,762 4,585 2,177 Renewables 138 142 (4) 409 423 (14) Total Generation Production 6,967 8,248 (1,281) 18,590 20,570 (1,980) Purchased Power - - Conventional 2,644 2,590 54 4,984 4,273 711 Resales 254 303 (49) 839 882 (43) Renewables 429 459 (30) 1,395 1,340 55 Total Purchased Power 3,327 3,352 (25) 7,218 6,495 723 Total Energy Sources 10,294 11,600 (1,306) 25,808 27,065 (1,257) POWER PLANT PERFORMANCE Capacity Factors - Owned Nuclear 96% 100% (4)% 94% 97% (3)% Coal 45% 74% (29)% 39% 66% (27)% Gas, Oil and Other 39% 34% 5% 32% 22% 10% Solar 33% 38% (5)% 33% 31% 2% System Average 51% 58% (7)% 46% 49% (3)% 3 Months Ended September 30, 9 Months Ended September 30,